                                                                EXHIBIT 10.53


                                     LEASE


                                    BETWEEN


                  BONANNO REAL ESTATE GROUP II, L.P., Landlord


                                    - and -


                         PARFUMS PARQUET, INC., Tenant


                            Dated: February 10, 1995

                               TABLE OF CONTENTS

1.      DESCRIPTION .....................................................     1

2.      TERM ............................................................     1

3.      BASIC RENT ......................................................     1

4.      USE .............................................................     2

5.      CARE AND REPAIR OF PREMISES/ENVIRONMENTAL .......................     2

6.      ALTERATIONS, ADDITIONS OR IMPROVEMENTS ..........................     4

7.      ACTIVITIES INCREASING FIRE INSURANCE ............................     5

8.      ASSIGNMENT AND SUBLEASE .........................................     5

9.      COMPLIANCE WITH RULES AND REGULATIONS ...........................     5

10.     WAIVERS OF SUBROGATION AND CLAIM ................................     5

11.     NO WAIVER OF COVENANTS OR CONDITIONS ............................     6

12.     DEFAULTS, REMEDIES ..............................................     6

13.     LIENS ...........................................................     8

14.     TENANT'S INSURANCE ..............................................     9

15.     SECURITY DEPOSIT ................................................    10

16.     NOTICES .........................................................    10

17.     RIGHT TO INSPECT AND REPAIR .....................................    11

18.     CONDITIONS OF LANDLORD'S LIABILITY ..............................    11

19.     RIGHT TO SHOW PREMISES ..........................................    11

20.     NO OTHER REPRESENTATIONS ........................................    11

21.     QUIET ENJOYMENT .................................................    11

22.     SERVICES TO BE PROVIDED BY LANDLORD .............................    11

23.     ELECTRICITY .....................................................    11

24.     ADDITIONAL RENT .................................................    12
        (A)  Operating Cost Escalation ..................................    13
        (B)  Fuel, Utilities and Electric Cost Escalation ...............    13
        (C)  Tax Escalation .............................................    14
        (D)  Lease Year .................................................    15
        (E)  Payment ....................................................    15
        (F)  Books and Records ..........................................    16
        (G)  Right of Review ............................................    16

25.     PARKING SPACES ..................................................    16

26.     DEFINITIONS .....................................................    17
        (A)  Proportionate Share ........................................    17
        (B)  Common Facilities ..........................................    17
        (C)  Additional Rent ............................................    17
        (D)  Commencement Date ..........................................    17

27.     WAIVER OF TRIAL BY JURY .........................................    17

28.     LATE CHARGE .....................................................    17

29.     SECTION HEADINGS ................................................    18

30.     APPLICABILITY TO HEIRS AND ASSIGNS ..............................    18

31.     LANDLORD'S EXCULPATION ..........................................    18

32.     PERSONAL LIABILITY ..............................................    18

33.     NO OPTION .......................................................    18

34.     BROKER ..........................................................    19

35.     SIGNAGE .........................................................    19

36.     EARLY ENTRY .....................................................    19

37.     CASUALTY ........................................................    19

38.     CONDEMNATION ....................................................    20

        LEASE, made the ______ day of February 1995, between BONANNO REAL ESTATE GROUP II, L.P., a New Jersey limited partnership, whose address is c/o Tryon Management, 107 West Tryon Avenue, Teaneck, New Jersey 07666 (hereinafter called "Landlord"); and PARFUMS PARQUET, INC., a Delaware corporation, with offices at Three Pickwick Plaza, Greenwich, Connecticut 06830 (hereinafter called "Tenant").

        1.      DESCRIPTION.    Landlord hereby leases to Tenant and Tenant
hereby hires from Landlord the premises designated as Units C and E consisting of approximately 15,188 gross square feet (hereinafter the "Premises" or "Demised Premises") as described on Exhibit A which forms a portion of the building (hereinafter "Building") containing approximately 70,875 square feet which is situated on the parcel of land located at 734 Grand Avenue, in the Borough of Ridgefield, State of New Jersey as more particularly described on Exhibit B (hereinafter the "Building Area"). Tenant acknowledges and agrees that its use of the Demised Premises is made subject to and together with a non-exclusive easement for ingress and egress along the southerly side of the Building for vehicular and pedestrian access to the rear of the Building as described on Exhibit B. Tenant shall also have the exclusive right to use the "Employee Parking and Trucking Area" described on Exhibit A. Tenant acknowledges that it has inspected the Premises and is fully familiar with its condition and is leasing the same in an "AS IS" condition, broom clean, except that Landlord, at its sole cost and expense shall perform the work described on Exhibit C (hereinafter "Landlord's Work").

        2.      TERM.   The term of this Lease and the demise of the Premises
shall be for two (2) years beginning, subject to completion of Landlord's Work on March 1, 1995 and ending at 11:59 p.m. on February 28, 1997 (hereinafter called the "Term"). Notwithstanding anything contained herein to the contrary, if Landlord, for any reason whatsoever including Landlord's negligence, cannot deliver possession of the Demised Premises to Tenant on March 1, 1995, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event, the Term shall be for the full two (2) year Term to commence from and after the date Landlord shall have delivered possession of the Demised Premises to Tenant, and, if requested by Landlord or Tenant, Landlord and Tenant shall, by a writing signed by the parties, ratify and confirm said commencement and termination dates.

        3.      BASIC RENT.     The Tenant shall pay to the Landlord during the
Term basic rent in the amount of Two Hundred Four Thousand Six Hundred and 00/100 ($204,600.00) Dollars (hereinafter referred to as "Term Basic Rent") payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. The Term Basic Rent shall accrue at an annual rate of One Hundred Two Thousand Three Hundred and 00/100 ($102,300.00) Dollars ("Annual Basic Rent") and shall be payable in advance on the first day of each calendar month during the Term in monthly installments of Eight Thousand Five Hundred Twenty-five and 00/100 ($8,525.00) Dollars (hereinafter referred to as "Monthly Basic Rent") each, except that a proportionately lesser sum may be paid for the first and last months of the Term of this Lease if the Term commences on a date other than the first day of the month, in accordance with the provisions of this Lease herein set forth. Landlord acknowledges receipt from Tenant of the sum of Eight Thousand Five Hundred Twenty-five and 00/100 ($8,525.00) Dollars by check, subject to collection, for Monthly Basic Rent, which sum represents payment for the month of March 1995. Tenant shall pay Basic Rent, and any Additional Rent as hereinafter provided, to Landlord, at Landlord's above stated address, or to such other agent as Landlord may designate in writing, without demand and without counterclaim, deduction or setoff. As used in this Lease, Basic Rent shall mean either Term Basic Rent, Annual Basic Rent or Monthly Basic Rent as appropriate.

        4. USE. The Demised Premises may be used for warehousing, distribution and sales of cosmetics and perfumes. Notwithstanding anything to the contrary, the Landlord makes no representation that the Demised Premises may be used for those purposes set forth in this Section 4. Tenant, at its sole cost and expense, shall be responsible for obtaining any and all certificates and/or permits sanctioning Tenant's use from any governmental agencies having jurisdiction over the Demised Premises. The Tenant shall not use or permit to be used the Demised Premises or any part thereof for any purpose other than the aforementioned. In no event shall Tenant store any products, materials, machinery, equipment or inventory or perform any activities outside of the Building.

        5. CARE AND REPAIR OF PREMISES/ENVIRONMENTAL. Tenant shall keep the Premises in good condition and repair and shall take such action as is necessary to keep them in good condition, repair and appearance. The Tenant shall keep the Demised Premises and all parts thereof in a clean and sanitary condition and free from trash, inflammable material and other objectionable matter. Throughout the Term of this Lease, Tenant shall, at its sole cost and expense, take good care of the Demised Premises including by way of example but not limitation, performing all necessary repairs to the toilets, sinks, windows, heating, ventilating and air conditioning system ("HVAC"), plumbing system, electrical system, sprinkler system and unit heaters contained in the Demised Premises; and will keep the same in good order and condition throughout the term of the Lease and make all necessary repairs thereto. Tenant shall, in the particular manner of use of the Premises, comply with all laws, orders and regulations of the federal, state and municipal governments or any of their departments affecting the Premises and with any and all environmental requirements resulting from the Tenant's particular use of the Premises; this covenant to survive the expiration or sooner termination of the Lease. If any repairs, alterations or improvements are necessary to comply with the aforesaid governmental rules, regulations and requirements and said alterations or improvements are (i) not required as a result of Tenant's particular manner or use or (ii) require structural alterations, changes, repairs or improvements, then Landlord shall make said alteration, change, repair or improvement and the cost thereof shall be included as an Operating Cost to the extent permitted pursuant to Section 24(A). The term "particular manner of use" as used in this
Section 24(A). The term "particular manner of use" as used in this Section shall mean the manner in which Tenant uses the Premises as distinguished from the mere use by the Tenant of the Premises for general distribution, sales and offices related thereto. All improvements made by Tenant to the Premises, which are so attached to the Premises that they cannot be removed without material injury to the Premises, shall become the property of Landlord upon installation. Not later than the last day of the Term, Tenant shall, at Tenant's expenses, remove all Tenant's personal property and those improvements made by Tenant which have not become the property of Landlord, including trade fixtures, equipment, cabinetwork, movable paneling, partitions and the like; repair all injury done by or in connection with the installation or removal of said property and improvements; and surrender the Premises in as good condition as they were at the beginning of the Term, reasonable wear and damage by fire, the elements, casualty, or other cause not due to the misuse or neglect by Tenant, Tenant's agents, servants, visitors or licensees excepted. All other property of Tenant remaining on the Premises after the last day of the Term of this

Lease shall be conclusively deemed abandoned and may be removed by Landlord, and Tenant shall reimburse Landlord for the reasonable cost of such removal. Landlord may have any such property stored at Tenant's risk and reasonable expense. As used herein, the term "repairs" shall include all necessary replacements and renewals.

        In case the Tenant shall fair or neglect at any time to make any of the repairs or replacements hereinabove agreed to be made by it and shall continue such failure or neglect after thirty (30) days' notice in writing thereof from the Landlord, unless the critical nature of the repair requires immediate attention in which event the repair or replacement shall be made within twenty-four (24) hours after such written notice (containing a statement regarding such critical nature), then the Landlord or its agents, at the option of the Landlord, may enter the Demised Premises and make such repairs or replacements at the reasonable cost and expense of the Tenant and in case of the Tenant's failure to pay therefor, the same cost and expense may be added to the next installment of Monthly Basic Rent and be due and payable as such.

        The Tenant shall obtain and keep in full force and effect during the Term of this Lease, at its own cost and expense, a maintenance contract on the HVAC.

        Tenant acknowledges the existence of environmental laws, rules and regulations, including but not limited to the provisions of ISRA, as hereinafter defined. Tenant shall comply with any and all such laws, rules and regulations. Tenant represents to Landlord that Tenant's Standard Industrial Classification (SIC) Number as designated in the Standard Industrial Classifications Manual prepared by the Office of Management and Budget in the Executive Office of the President of the United States will not subject the Premises to ISRA applicability. Any change by Tenant to an operation with a SIC Number subject to ISRA shall require Landlord's written consent. Any such proposed change shall be sent in writing to Landlord sixty (60) days prior to the proposed change. Landlord, at its sole option, may deny consent.

        Tenant hereby agrees to execute such documents as Landlord reasonably deems necessary and to make such applications as Landlord reasonably requires to assure compliance with ISRA. In the event that ISRA compliance becomes necessary due to any action or inaction on the part of Landlord, including by way or example, but not limitation, a sale of the Building, a change in ownership, initiation of bankruptcy proceedings, or Landlord's financial reorganization, the Landlord shall be responsible for the making of all necessary applications and payment of all application fees related thereto. In all other cases, prior to the expiration or sooner termination of the Lease, in connection with closing, terminating or transferring of operations, Tenant shall bear all costs and expenses incurred by Landlord associated with any required ISRA compliance resulting from Tenant's use of the Demised Premises including but not limited to state agency fees, reasonable engineering fees, clean-up costs, filing fees and suretyship expenses. As used in this Lease, ISRA compliance shall include applications for determinations of nonapplicability by the appropriate governmental authority. The foregoing undertaking shall survive the termination or sooner expiration of the Lease and surrender of the Demised Premises and shall also survive sale, or lease or assignment of the Demised Premises by Landlord. Tenant agrees to indemnify and hold Landlord harmless from any violation of ISRA occasioned by Tenant's use of the Demised Premises. The Tenant shall immediately provide the Landlord with copies of all correspondence, reports, notices, orders, findings, declarations and other materials pertinent to the Tenant's compliance and the requirements of the New Jersey Department of Environmental Protection ("NJDEP") under ISRA as they are issued or received by the Tenant.

        Tenant agrees not to generate, store, manufacture, refine, transport, treat, dispose of, or otherwise permit to be present on or about the Premises, any Hazardous Substances. As used herein, Hazardous Substances shall be defined as any "hazardous chemical," "hazardous substance" or similar term as defined in the Comprehensive Environmental Responsibility Compensation and Liability Act, as amended (42 U.S.C 9601, et seq.), the New Jersey
Environmental Cleanup Responsibility Act, as amended, N.J.S.A. 13:1K-6 et seq. and/or the Industrial Site Recovery Act ("ISRA"), the New Jersey Spill Compensation and Control Act, as amended, N.J.S.A. 58:10-23.11b, et seq., any rules or regulations promulgated thereunder, or in any other applicable federal, state or local law, rule or regulation dealing with environmental protection.
It is understood and agreed that the provisions contained in this Section shall be applicable notwithstanding the fact that any substance shall not be deemed to be a Hazardous Substance at the time of its use by the Tenant but shall thereafter be deemed to be a Hazardous Substance. Notwithstanding anything contained herein to the contrary, Landlord acknowledges that perfume is classified as a Hazardous Substance. Regardless, Tenant may store perfume products and di minimus quantities of Hazardous Substances in the Premises provided the storage and disposal thereof is performed in the manner required by applicable laws, rules and regulations.

        Tenant agrees to indemnify and hold harmless the Landlord and each mortgagee of the Premises from and against any and all liabilities, damages, claims, losses, judgments, causes of action, costs and expenses (including the reasonable fees and expenses of counsel) which may be incurred by the Landlord or any such mortgagee or threatened against the Landlord or such mortgagee, relating to or arising out of any breach by Tenant of the undertakings set forth in this Section, said indemnity to survive the Lease expiration or sooner termination.

        6. ALTERATIONS, ADDITIONS OR IMPROVEMENTS. Tenant shall not, without first obtaining the written consent of Landlord, make any alterations, additions or improvements in, to or about the Premises. Notwithstanding the foregoing, Tenant shall have the right, upon prior written notice to Landlord but without having to obtain the written consent of the Landlord, to make alterations, additions or improvements to the Premises, except where;

                    (a)   The structure of the Building (which
                shall include, but not be limited to, footings, foundation walls, exterior bearing and non-bearing walls, structural steel framework, floor slab, roofing, framework consisting of barjoists, girders and purlins, and load-bearing interior masonry partitions) are affected;

                    (b)   the mechanical, plumbing, sprinkler
                and electrical systems are affected; or

                    (c) the cost of such alterations, additions, or improvements would exceed Five Thousand and 00/100 ($5,000.00) Dollars on an annual basis in the aggregate.


                If so requested by the Landlord, the Tenant will remove all improvements made by it under this Lease prior to the expiration of the Term and leave the Demised Premises in such condition as it was at the commencement of the Term of this Lease, reasonable wear and tear excepted. In the event the Tenant so fails to remove such improvements, the Landlord may do so and collect from the Tenant, as Additional Rent, its costs and expense of doing so. All erections, alterations, additions and improvements, whether temporary or permanent in character, which may be made upon or to the Demised Premises either by the Landlord or the Tenant, except furniture or movable trade fixtures installed at the expense of the Tenant, shall be the property of the Landlord and shall remain upon and be surrendered with the Demised Premises as a part thereof at the termination of this Lease, without compensation to the Tenant. All furniture, movable trade fixtures and personalty of the Tenant remaining in the Demised Premises after the expiration of the Term shall be deemed abandoned and may be removed by Landlord who may collect from the Tenant, as Additional Rent, its costs and expenses of so removing. Any alterations made by Tenant shall be conditioned upon Tenant, at its sole cost and expense (i) supplying plans and specifications for the work to Landlord including "as built" plans once completed, (ii) obtaining all necessary governmental approvals for the performance of the work and (iii) completing the work in a manner using materials consistent with the character and integrity of the Building. This Section 6 to survive the expiration or sooner termination of the Lease.

        7. ACTIVITIES INCREASING FIRE INSURANCE. Tenant shall not do or suffer anything to be done on the Premises which will increase the rate of fire insurance on the Building. Landlord represents that Tenant's use of the Premises as set forth in Section 4 of this Lease will not invalidate or be in conflict with public liability, fire or other policies of insurance carried by Landlord and will not increase the current rate for fire insurance on the Building.

        8. ASSIGNMENT AND SUBLEASE. Tenant may not assign or sublease the within Lease to any party without the prior written consent of the Landlord. Landlord's consent shall not be required for (i) the assignment of this Lease or the subletting of the Premises, or any part thereof, to any parent corporation wholly-owing Tenant or any wholly-owned subsidiary of Tenant or Tenant's parent corporation, or (ii) the assignment of this Lease to a corporation or other entity acquiring all or substantially all of the assets of Tenant, together with all or substantially all of the capital stock of Tenant, provided Tenant notifies Landlord prior to such transfer and provides Landlord with such reasonable documentation requested by Landlord to substantiate the relationship between Tenant and such assignee.

        9. COMPLIANCE WITH RULES AND REGULATIONS. Tenant shall observe and comply with the rules and regulations as Landlord my prescribe, on written notice to Tenant, for the safety, care and cleanliness of the Building. Such rules and regulations shall be non-discriminatory among the tenants and occupants of the Building and shall be uniformly enforced. Tenant shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law.

        10. WAIVERS OF SUBROGATION AND CLAIM. In the event of any loss or damage to the Building, the Premises and/or any contents (herein "property damage"), each party waives all claims against the other for any such loss or damage and each party shall look only to any insurance which it has obtained to protect against such loss and each party shall obtain, for each policy of such insurance, provisions waiving any claim against the other party for loss or damage within the scope of such insurance.

        11. NO WAIVER OF COVENANTS OR CONDITIONS. The failure of either party to insist on strict performance of any covenant or condition hereof, or to exercise any option herein contained, shall not be construed as a waiver of such covenant or condition or option in any other instance. This Lease cannot be changed or terminated orally.

        12.     DEFAULTS, REMEDIES.   If, during the Term, any one or more of
the following acts or occurrences (any one of such occurrences or acts continuing beyond any applicable notice, grace and/or cure period being hereinafter called an Event of Default) shall happen and shall continue beyond any applicable notice, grace and/or cure period:

                (A) The Tenant shall default in making any payment of Term Basic Rent or any additional rent as and when the same shall become due and payable, and such default shall continue for a period of ten (10) days after notice from the Landlord that such payment is due and unpaid; or

                (B) The Tenant shall default in the performance of or compliance with any of the other covenants, agreements, terms or conditions of this Lease to be performed by the Tenant (other than any default curable by payment of money), and such default shall continue for a period of twenty (20) days after written notice thereof from the Landlord to the Tenant, or, in the case of a default which cannot with due diligence be cured within twenty (20) days, the tenant shall fail to proceed promptly (except for unavoidable delays) after the giving of such notice and with all due diligence to cure such default and thereafter to prosecute the curing hereof with all due diligence (it being intended that as to a default not susceptible of being cured with due diligence within twenty (20) days, the time within which such default may be cured shall be extended for such period as may be reasonably necessary to permit the same to be cured with all due diligence); or

                (C) The Tenant or any guarantor of this Lease shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, composition, readjustment or similar relief under any present or future bankruptcy or other applicable law, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of the Tenant or any guarantor of this Lease or of all or any substantial part of its properties or of all or any part of the Premises; or

                (D) If, within sixty (60) days after the filing of an involuntary petition in bankruptcy against the Tenant or any guarantor of this Lease, or the commencement of any proceeding against the Tenant or such guarantor seeking any reorganization, composition, readjustment or similar relief under any law, such proceeding shall not have been dismissed, or if, within sixty (60) days after the appointment, without the consent or acquiescence of the Tenant or such guarantor, of any trustee, receiver or liquidator of the Tenant or such guarantor, or of all or any part of the Premises, such appointment shall not have been vacated or stayed on appeal or otherwise, or if, within sixty (60) days after the expiration of any such stay, such appointment shall have been vacated, or if, within sixty (60) days after the taking possession, without the consent or acquiescence of the Tenant or such guarantor, of the property of the Tenant, or of such guarantor by any governmental office or agency pursuant to statutory authority for the dissolution or liquidation of the Tenant or such guarantor, such taking shall not have been vacated or stayed on appeal or otherwise; or

                (E) If the Premises shall be abandoned by the Tenant for a period of thirty (30) consecutive days,

then, and in any such Event of Default (except for any Event of Default set forth in Section 12(A) above), and during the continuance thereof, the Landlord may, at its option, then or thereafter while any such Event of Default shall continue and notwithstanding the fact that the Landlord may have any other remedy hereunder or at law or in equity, by notice to the Tenant, designate a date, not less than ten (10) days after the giving of such notice, on which this Lease shall terminate; and thereupon, on such date the Term of this Lease and the estate hereby granted shall expire and terminate upon the date specified in such notice with the same force and effect as if the date specified in such notice was the date hereinbefore fixed for the expiration of the Term of this Lease, and all rights of the Tenant hereunder shall expire and terminate, but the Tenant shall remain liable as hereinafter provided. Additionally, Tenant agrees to pay, as additional rent, all reasonable attorney's fees and other reasonable expenses incurred by the Landlord in enforcing any of the obligations under this Lease, this covenant to survive the expiration or sooner termination of this Lease.

                If this Lease is terminated as provided above, or as permitted by law, the Tenant shall peaceably quit and surrender the Premises to the Landlord, and the Landlord may, without further notice, enter upon, re-enter, possess and repossess the same by summary proceedings, ejectment or other legal proceedings, and again have, repossess and enjoy the same as if this Lease had not been made, and in any such event neither the Tenant nor any person claiming through or under the Tenant by virtue of any law or an order of any court shall be entitled to possession or to remain in possession of the Premises, and the Landlord, at its option, shall forthwith, notwithstanding any other provision of this Lease, be entitled to recover from the tenant (in lieu of all other claims for damages on account of such termination) as and for liquidated damages an amount equal to the excess of all Term Basic rent and additional rent reserved hereunder for the unexpired portion of the Term of this Lease discounted at the rate of six (6%) percent per annum to the then present worth, over the fair rental value of the Premises at the time of termination for such unexpired portion of the Term. Nothing herein contained shall limit or prejudice the right of the Landlord, in any bankruptcy or reorganization or insolvency proceeding, to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any bankruptcy or reorganization or insolvency proceeding, or to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law whether such amount shall be greater or less than the excess referred to above.

                If the Landlord re-enters and obtains possession of the Premises, as provided in the preceding paragraph of this Lease, following an Event of Default, the Landlord shall have the right, without notice, to repair or alter the Premises in such manner as the Landlord may deem necessary or advisable so as to put the Premises in good order and to make the same rentable, and shall use commercially reasonable efforts to relet the Premises or a part thereof, and the Tenant shall pay to the Landlord on demand all reasonable expenses incurred by the Landlord in obtaining possession, and in altering, repairing and putting the Premises in good order and condition and in reletting the same, including reasonable fees of attorneys and architects, and all other reasonable expenses or commissions, and the Tenant shall pay to the Landlord upon the rent payment dates following the date of such re-entry and including the date for the expiration of the Term of this Lease in effect immediately prior to such re-entry, the sums of money which would have been payable by the Tenant as Term Basic Rent and additional rent hereunder on such rent payment dates if the Landlord had not re-entered and resumed possession of the Premises, deducting only the net amount of Term Basic Rent, if any, which the Landlord shall actually receive (after deducting from the gross receipts the expenses, costs and payments of the Landlord which in accordance with the terms of this Lease would have been borne by the Tenant)in the meantime from and by any reletting of the Premises, and the Tenant shall remain liable for all sums otherwise payable by the Tenant under this Lease, including but not limited to the expense of the Landlord aforesaid, as well as for any deficiency aforesaid, and the Landlord shall have the right form time to time to begin and maintain successive actions or other legal proceedings against the Tenant for the recovery of such deficiency, expenses or damages or for a sum equal to any Term Basic Rent payment and additional rent. As an alternative remedy, the Landlord shall be entitled to damages against the Tenant for breach of this Lease, at any time in an amount equal to the excess, if any, of the Term Basic Rent and additional rent which would be payable under this Lease at the date of the expiration of the Term, less the amount of Term Basic Rent and additional rent received by the Landlord upon any reletting, both discounted to present worth at the rate of six (6%) percent per annum. The obligation and liability of the Tenant to pay the Term Basic Rent and the additional rent shall survive the commencement, prosecution and termination of any action to secure possession of the Premises. Nothing herein contained shall be deemed to require the Landlord to wait to begin such action or other legal proceedings until the date when this Lease would have expired had there not been an Event of Default.

                The Tenant hereby waives all right of redemption to which the Tenant or any person under it may be entitled by any law nor or hereafter in force. In addition, in the event of an Event of Default which results in the Landlord recovering possession of the Premises, Landlord shall use its reasonable efforts to mitigate Landlord's damages. The Landlord's remedies hereunder are in addition to any remedy allowed by law.

                In the event of any breach or threatened breach by Tenant of any of the agreements, terms, covenants or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right or remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary dispossess proceedings, and other remedies were not provided for in this Lease. During the pendency of any proceedings brought by Landlord to recover possession by reason of default, Tenant shall continue all money payments required to be made to Landlord, and Landlord may accept such payments for use and occupancy of the Premises. In such event, Tenant waives its right in such proceedings to claim as a defense that the receipt of such money payments by Landlord constitutes a waiver by Landlord of such default.

        13. LIENS. If, because of any act or omission (or alleged act or omission) of Tenant, any Construction Lien Claim or other lien (collectively "Lien"), charge, or order for the payment of money or other encumbrance shall be filed against Landlord and/or any ground or underlying lessor and/or any portion of the Premises (whether or not such Lien, charge, order, or encumbrance is valid or enforceable as such), Tenant shall, at its own cost and expense, cause same to be discharged of record or bonded within thirty (30) days after the filing thereof; and Tenant shall indemnify and save harmless Landlord and all ground and underlying lessor(s) against and from all costs, liabilities, suits, penalties, claims, and demands, including reasonable counsel fees, resulting therefrom. If Tenant fails to comply with the foregoing provisions, Landlord, after notice to the Tenant, shall have the option of discharging or bonding any such Lien, charge, order, or encumbrance, and Tenant agrees to reimburse Landlord for all reasonable costs, expenses and other sums of money in connection therewith (as additional rental) with interest at six (6%) percent per annum promptly upon demand. All materialmen, contractors, artisans, mechanics, laborers, and any other persons now or hereafter contracting with Tenant or any contractor or subcontractor of Tenant for the furnishing of any labor services, materials, supplies, or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same.

        14.     TENANT'S INSURANCE.     (A)  Tenant covenants to provide on
or before the Commencement Date a comprehensive policy of general liability insurance naming Landlord as an additional named insured, insuring Tenant and Landlord against any liability commonly insured against and occasioned by accident resulting from any act or omission on or about the Premises and any appurtenances thereto. Such policy is to be written by an insurance company qualified to do business in the State of New Jersey reasonably satisfactory to Landlord. The policy shall be with limits of not less than Three Million and/00/100 ($3,000,000.00) Dollars in respect of any one person, in respect of any one accident, and in respect of property damage. Said limits shall be subject to periodic review, and Landlord reserves the right to increase said coverage limits if, in the reasonable opinion of Landlord, said coverage becomes inadequate and is less than that commonly maintained by tenants in similar buildings in the area by tenants making similar uses. At least fifteen (15) days prior to the expiration or termination date of any policy, Tenant shall deliver a renewal or replacement policy, or a certificate of insurance for the same, with proof of the payment of the premium therefor.

                (B) Tenant covenants and represents, said representation being specifically designed to induce Landlord to execute this Agreement, that Tenant will insure its business against interruption and Tenant's personal property and fixtures and any other items which Tenant may bring to the Premises or which may be under Tenant's care, custody and control which may be subject to any claim for damages or destruction due to Landlord's negligence shall be fully insured by a policy of insurance covering all risks with no deductible which policy shall specifically provide for a waiver of subrogation for Landlord and all Building tenants without regard to whether or not same shall cost an additional premium and notwithstanding anything to the contrary contained in this Lease. Should Tenant fail to maintain said all risk insurance with the required waiver of subrogation, or fail to maintain the liability insurance, naming Landlord as an additional named insured, then
Tenant shall be in default hereunder and shall be deemed to have breached its covenants as set forth herein. Notwithstanding anything contained herein to the contrary, Landlord agrees that so long as permitted under applicable law and provided Landlord will not incur any liability, Tenant may provide the aforesaid insurance with a commercially reasonable deductible, and Tenant shall be deemed a self-insurer with respect to the amount of the deductible; provided said deductible would not and does not in fact impose liability on Landlord or any other Building tenant for any reason to include their negligence. Tenant further agrees to indemnify, defend and hold Landlord harmless with respect to any claims against Landlord or any Building tenant which as a result of said deductible are recovered or asserted against Landlord to the extent the same would not have been recoverable against Landlord if the policies required by Subsections (A) and (B) hereof were obtained without a deductible.

        15. SECURITY DEPOSIT. Tenant shall deposit with Landlord the sum of Twenty-five Thousand Five Hundred Seventy-five and 00/100 ($25,575.00) Dollars as security for the performance of Tenant's obligations under this Lease, including without limitation, the surrender of possession of the Premises to Landlord as herein provided. Upon execution of this Lease Tenant shall deposit the sum of Ten Thousand Five Hundred Seventy-five and 00/100 ($10,575.00) Dollars representing a portion of said security. Upon the termination of the Lease dated November 8, 1994 between Tenant and Landlord's affiliate (hereinafter the "Existing Lease") for the premises located at 323 Bergen Boulevard, Fairview, New Jersey and performance of all of Tenant's obligations thereunder, the sum of Fifteen Thousand and 00/100 ($15,000.00) Dollars currently held by Landlord's affiliate shall be transferred to Landlord so that Landlord shall then hold the total security deposit required under this Lease. If Landlord applies any part of said deposit to cure any default of Tenant under this or the Existing Lease, Tenant shall on demand deposit with Landlord the amount so applied so that Landlord shall have the full deposit on hand at all times during the Term of this Lease. In the event of a bona fide sale, subject to this Lease, Landlord shall transfer the security to the vendee, and thereupon Landlord shall be considered released by Tenant from all liability for the return of such security; and Tenant agrees to look solely to the new lessor for the return of the said security, and it is agreed that this shall apply to every transfer or assignment made of the security to a new lessor. The security deposited as provided for herein shall not be mortgaged, assigned or encumbered by Tenant without the written consent of Landlord.

                In the event of the insolvency of Tenant, or in the event of the entry of a judgment in bankruptcy in any court against Tenant which is not discharged within sixty (60) days after entry, or in the event a petition is filed by or against Tenant under any chapter of the bankruptcy laws of the State of New Jersey or the United States of America, then in such event, and to the extent ordered by the applicable bankruptcy court pursuant to the applicable bankruptcy laws, Landlord may require the Tenant to deposit additional security in an amount equal to twelve (12) month's Monthly Basic Rent to adequately assure Tenant's performance of all of its obligations under this Lease including all payments subsequent accruing. Failure of Tenant to deposit the security required by this Section within ten (10) days after Landlord's written demand shall constitute a material breach of this Lease by Tenant.

        16. NOTICE. Any notice by either party to the other shall be in writing and shall be deemed to have been duly given only if delivered personally or sent by a recognized overnight courier service or sent by registered mail or certified mail in a postpaid envelope addressed, if to Tenant, at the above described Building; if to Landlord, at Landlord's address as set forth above; or, to either at such other address as Tenant or Landlord, respectively, may designate in writing. Notice shall be deemed to have been duly given upon receipt or rejection thereof.

        17. RIGHT TO INSPECT AND REPAIR. Landlord may enter the Premises but shall not be obligated to do so (except as required by any specific provision of this Lease) at any reasonable time on reasonable notice to Tenant (except that no notice need be given in case of emergency) for the purpose of inspection or the making of such repairs, replacement or additions, in, to, on and about the Premises or the Building, as Landlord deems necessary or desirable. Tenant shall have no claims or cause of action against Landlord by reason thereof. In no event shall Tenant have any claims against Landlord for interruption to Tenant's business, however occurring.

        Landlord shall, at its sole cost and expense, throughout the Term, keep and maintain in good order, condition and repair, the exterior load-bearing walls, foundation and structural steel framework and roof. Notwithstanding the foregoing, in the event that such repairs are required as a result of the negligence of Tenant, its agents, servants or employees shall perform such repairs, the reasonable cost of which shall be payable by Tenant as additional rent when billed.

        18. CONDITIONS OF LANDLORD'S LIABILITY. Tenant shall not be entitled to claim a constructive eviction from the Premises unless Tenant shall have first notified Landlord in writing of the condition or conditions giving rise thereto, and, if the complaints be justified, unless Landlord shall have failed within a reasonable time after receipt of notice to remedy, or commence and proceed with due diligence to remedy, such conditions or conditions.

        19. RIGHT TO SHOW PREMISES. Landlord may show the Premises to prospective purchasers and mortgagees and tenants during business hours on reasonable notice to Tenant.

        20. NO OTHER REPRESENTATIONS. No representations or promises shall be binding on the parties hereto except those representations and promises contained herein or in some future writing signed by the party making such representation(s) or promise(s).

        21. QUIET ENJOYMENT. Landlord covenants that if, and so long as, there is no Event of Default continuing under this Lease, Landlord shall do nothing to affect Tenant's right to peaceably and quietly have, hold and enjoy the Premises for the Term herein mentioned, subject to the provisions of this Lease and to any mortgage or deed of trust to which this Lease shall be subordinate. Landlord represents that as of the date hereof there is no mortgage or deed of trust secured by the Building or Real Property.

        22. SERVICES TO BE PROVIDED BY LANDLORD. Subject to intervening laws, ordinances, regulations and executive orders, Landlord agrees to furnish the following, subject to reimbursement as provided for in Section 24:

                        (A)  Common Facilities lighting and electric energy;

                        (B) Maintenance and repair of the Building exterior and the Common Facilities;

                        (C) Cold and hot water for drinking and lavatory purposes;

                        (D)  Landscaping and snow removal.

        23. ELECTRICITY. (A) Subject to intervening laws, ordinances and executive orders, Landlord shall furnish

Landlord's Standard Electric Service (as hereinafter defined) which Tenant shall require in the Demised Premises on a rent inclusion basis. That is, during the first Lease Year (as hereinafter defined) there shall be no charge to Tenant for such Standard Electric Service by way of measuring the same on any meter or otherwise, such Standard Electric Service being included in Landlord's services which are covered by the Term Basic Rent reserved hereunder. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the Demised Premises by reason of any requirement, act or omission of the public utility serving the Building with electricity or for any other reason not attributable to Landlord. Tenant, however, shall furnish and install all replacement lighting tubes, lamps, bulbs and ballasts required in the Demised Premises.

        (B) Landlord's Standard Electric Service shall, unless otherwise provided by agreement in writing between the parties, provide the electrical current for typical warehousing and retail requirements. In no event shall Landlord's Standard Electric Service include electrical current for any computer room installation or for any requirements needing greater than a 15-amp line. All installations of substantial electrical fixtures, appliances and equipment within the Demised Premises shall be subject to Landlord's prior written approval which approval shall not be reasonably withheld or delayed.

        (C) In the event that the utility company that furnishes electric energy to Landlord, for supply to Tenant, declines to continue furnishing electric energy to Landlord for Landlord's Standard Electric Service, Landlord reserves the right to discontinue furnishing electric energy to Tenant at any time, upon reasonable notice to Tenant, and from and after the effective date of such termination, Landlord shall no longer be obligated to furnish Tenant with electric energy, provided, however, that such termination date may be extended for a time reasonably necessary for Tenant to make arrangement to obtain electric service directly from the public utility company servicing the Building. If Landlord exercises such right of termination, this Lease shall remain unaffected thereby and shall continue in full force and effect; and thereafter Tenant shall diligently arrange to obtain electric service directly from the utility company servicing the Building, and may utilized the then Premises to the extent available and safely capable of being used for such purpose and only to the extent of Tenant's then authorized connected load. Landlord shall not be obligated to pay any part of any cost required for Tenants' direct electric service.

             In the event that there shall be (i) an increase or decrease in the rate schedule (including surcharges or demand adjustments), of the public utility for the supply of Building Standard Office Electrical Service, or (ii) the imposition of any tax with respect to such service or increase, in any such tax following the Lease Term's commencement, Tenant shall pay as Additional Rent, within ten (10) days after demand therefore by Landlord, an amount reasonably determined by Landlord to equitably reflect the increase or decrease in rate or imposition or increase in the aforesaid tax.

        24. ADDITIONAL RENT. It is expressly agreed that Tenant will pay in addition to the Term Basic Rent provided in Paragraph 3 above, an additional rental to cover Tenant's Proportionate Share, as hereinafter defined, of the increased cost to Landlord, for each of the categories enumerated herein, over the "Base Period Costs" (as hereinafter defined) for each of said categories.

                (A) Operating Cost Escalation. If during the Lease Term the Operating Costs (as hereinafter defined) incurred for the Building in which the Demised Premises are located, Building Area or the Non-Exclusive Customer Parking Area described on Exhibit A for any Lease Year or proportionate part thereof if the Lease Term expires prior to the expiration of a Lease Year (herein the "Comparison Period:) shall be greater than the Base Operating costs (adjusted proportionately if the Comparison Period is less than Lease Year), then Tenant shall pay to Landlord, as Additional Rent, its Proportionate Share, as hereinafter defined, of all such excess Operating Costs. Operating Costs shall include, by way of illustration and not of limitation: personal property taxes; labor, including all wages and salaries; social security taxes, and other taxes which may be levied against Tenant upon such wages and salaries; supplies; repairs and maintenance; maintenance and service contracts; painting; tools and equipment (which are not required to be capitalized for federal income tax purposes); premiums for fire, rent, liability and other insurance; insurance deductibles; trash removal; lawn care; domestic water charges; sprinkler standby charges; snow removal; and all other items properly constituting direct operating costs according to standard accounting practices (hereinafter collectively referred to as the "Operating Costs"), but not including any costs for which the Landlord is actually reimbursed by insurance or otherwise compensated, including direct reimbursement by any tenant or occupant of the Building; the cost of providing or performing improvements, work or repairs to or within any portion of the Premises of any other tenant or occupant of the Building; legal and other fees (except to the extent all Building occupants benefit therefrom; leasing commissions, advertising expenses and other costs incurred in connection with the leasing of space in the Building; depreciation of Building or equipment; interest; income or excess profits taxes; franchise taxes; any expenditures required to be capitalized for federal income tax purposes, unless said expenditures are for the purpose of reducing Operating Costs within the Building or are required under any governmental law, ordinance or regulation, in which event the costs thereof shall be included. As used in this Subsection 24(A), the Base Period Costs for Operating Costs, herein the Base Operating Costs, shall be those incurred during the first twelve (12) months of Tenant's occupancy.

                (B) Fuel, Utilities and Electric Cost Escalation (hereinafter "Utility and Energy Costs"). If during the Lease Term the Utility and Energy Costs, including any fuel surcharges are adjustments with respect thereto, incurred for water, sewer, gas, electric, other utilities and heating ventilating and air conditioning for the Building to include all leased and leasable areas (not separately billed or metered with the Building) and Common Facilities electric, lighting, water, sewer and other utilities for the Building and Building Area, for any Comparison Period shall be greater than the Base Utility and Energy Costs (adjusted proportionately if the Comparison Period is less than a Lease Year), then Tenant shall pay to Landlord as Additional Rent, its Proportionate Share, as hereinafter defined, of all such excess Utility and Energy Costs. As used in this Subsection 22(B), the Base Period Costs for fuel, Utilities and Electric, herein the Base Utility and Energy Costs, shall be those costs determined by multiplying the usage incurred to the Building and Building area during the first lease year by the average of the rates in effect (including surcharges and/or adjustments) during Calendar Year 1995 (herein "Base Utility Rate").

                (C) TAX ESCALATION. If during the Lease Term the Real Estate Taxes for the Building, Building Area at which the Demised Premises are located and Non-Exclusive Customer Parking Area for any Comparison Period shall be greater than the Base Real Estate Taxes (adjusted proportionately if the Comparison Period is less than a Lease Year), then Tenant shall pay to Landlord as Additional Rent, its Proportionate Share, as hereinafter defined, or all such excess Real Estate Taxes.

                As used in this Subsection 22(C), the words and terms which follow mean and include the following:

                        (i) The Base Period Costs for Real Estate Taxes, herein the "Base Real Estate Taxes," shall be those real estate taxes assessed against the Building, Building Area and Non-Exclusive Customer Parking Area during Calendar Year 1995.

                        (ii) "Real Estate Taxes" shall mean the property taxes
                and assessments imposed upon the Building, Building Area and Non-Exclusive Customer Parking Area or upon the Term Basic Rent and Additional Rent, as such, payable to Landlord, including, but not limited to, real estate, city, county, village, school and transit taxes, or taxes, assessments or charges levied, imposed, or assessed against the Building, Building Area and Non-Exclusive Customer Parking Area by any other taxing authority, whether general or specific, ordinary or extraordinary, foreseen or unforeseen. If due to a future change in the method of taxation, any franchise, income or profit tax shall be levied against Landlord in substitution for, or in lieu of, or in addition to, any tax which would otherwise constitute a Real Estate Tax, such franchise, income or profit tax shall be deemed to be a Real Estate Tax for the purposes hereof; conversely, any additional real estate tax hereafter imposed in substitution for, or in lieu of, any franchise, income or profit tax (which is not in substitution for or in lieu of, or in addition to, a Real Estate Tax as hereinbefore provided) shall not be deemed a Real Estate Tax for the purposes hereof. Notwithstanding anything contained herein to the contrary, Tenant shall assume and pay to Landlord in full at the time of paying the Term Basic Rent, any excise, sales, use, gross receipts or other taxes (other than a net income or excess profits tax) which may be imposed on Landlord or on account of the letting or which Landlord may be required to pay or collect under any law now in effect or hereafter enacted. As to each tax year falling fully or partially within the Term, as soon as reasonably practicable after the close of such tax year, Landlord shall upon request furnish Tenant with copies of all applicable tax bills.

                (D) LEASE YEAR. As used in this Lease, Lease Year shall mean the twelve (12) month period commencing on the Commencement Date and each twelve (12) month period thereafter. Once the base costs are established, in the event any lease period is less than twelve (12) months, then the Base Period Costs for the categories listed above shall be adjusted to equal the proportion that said period bears to twelve
        (12) months, and Tenant shall pay to Landlord as Additional Rent for such period, an amount equal to Tenant's Proportionate Share, as hereinafter defined, of the excess for said period over the adjusted base with respect to each of the aforesaid categories. Notwithstanding anything contained herein to the contrary, once the base costs are established, Landlord reserves the right to calendarize billing and payment in order to establish operating consistency.

                (E) PAYMENT. After the establishment of the Base Period Costs for each of the categories referred to above, Landlord shall advise Tenant in writing of Tenant's Proportionate Share with respect to each of the categories as estimated for the current

                Lease Year [and for each succeeding Lease Year or proportionate part thereof if the last period prior to the Lease's termination is less than twelve (12) months] as then known to Landlord, and thereafter, Tenant shall pay as Additional Rent, its Proportionate Share, as hereinafter defined, of the excess of these costs over the Base Period Costs for the then current period affected by such advice (as the same may be periodically revised by Landlord as additional costs are incurred) at the expiration of each Lease Year as defined in Subsection 24(D) hereof [or proportionate part thereof, if the last period prior to the Lease's termination is less than twelve (12) months].

                        In the event the last period prior to the Lease's
                termination is less than twelve (12) months, the Base Period Costs during said period shall be proportionately reduced to correspond to the duration of said final period.

                        (F) Books and Records. For the protection of Tenant, Landlord shall maintain books of account which shall be open to Tenant and its representatives at all reasonable times so that Tenant can determine that such Operating, Utility, Energy and Tax Costs have, in fact, been paid or incurred. Any disagreement with respect to any one or more of said charges if not satisfactorily settled between Landlord and Tenant shall be referred by either party to an independent certified public accountant to be mutually agreed upon, and if such an accountant cannot be agreed upon, the American Arbitration Association may be asked by either party to select an arbitrator, whose decision on the dispute will be final and binding upon both parties, who shall jointly share any cost of such arbitration. Pending resolution of said dispute, Tenant shall pay to landlord the sum so billed by Landlord subject to its ultimate resolution as aforesaid.

                        (G) Right of Review. Once Landlord shall have finally determined said Operating, Utility and Energy or Tax Costs at the expiration of a Lease Year, then as to the item so established, Tenant shall only be entitled to dispute said charge as finally established for a period of six (6) months after such charge is finally established, and Tenant specifically waives any right to dispute any such charge at the expiration of said six (6) month period.

        25. PARKING SPACES. Tenant's occupancy of the Demised Premises shall include in addition to the Employee Parking and Trucking Area the non-exclusive use of the parking spaces in the Non-Exclusive Customer Parking Area described on Exhibit A, all of which will be unassigned. Tenant shall, upon request, promptly furnish to Landlord the license numbers of the cars operated by Tenant and its subtenants, licensees, invitees, concessionaires, officers and employees. If any vehicle of

Tenant, or of any subtenant, licensee, concessionaire, or of their respective officers, agents or employees, is parked in any part of the Common Facilities other than the employee parking area(s) designated therefor by Landlord, Tenant shall pay to Landlord such reasonable penalty as may be fixed by Landlord from time to time. All amounts due under the provisions of this Section shall be deemed to be Additional Rent. Nothing contained herein shall be deemed to impose any obligation on Landlord to police the parking areas.

        26. DEFINITIONS. (A) PROPORTIONATE SHARE. Tenant's Proportionate Share, wherever that phrase is used, shall be 21.43%, which the parties agree reflects the sum arrived at by dividing the gross square feet of the area rented to Tenant (including an allocable share of all Common Facilities) as set forth in Section 1 [the numerator], by the total number of gross square feet of the entire Building [the denominator], measured outside wall to outside wall.

                (B) COMMON FACILITIES. Common Facilities shall include, by way of example and not by way of limitation, the parking areas; fire stairs; public hallways; public lavatories; all other general Building facilities that service all Building tenants; janitors' closets; electrical closets; telephone closets; machine rooms; flues; stacks; pipe shafts; and vertical ducts with their enclosing walls. Tenant's use of those Common Facilities not open to all tenants is subject to Landlord's consent which may be denied for any reason. Landlord may at any time close temporarily any Common Facilities to make repairs or changes therein or to effect construction, repairs or changes within the Building or Building Area, or to discourage non-tenant parking or to prevent the dedication of the same, and may do such other acts in and to the Common Facilities as in its judgment may be desirable to improve the convenience thereof but shall always in connection therewith endeavor to minimize any inconvenience to Tenant.

                (C) ADDITIONAL RENT. As used in this Lease, Additional Rent shall mean all sums in addition to Term Basic Rent payable by Tenant to Landlord pursuant to the provisions of this Lease.

                (D) COMMENCEMENT DATE. The date on which Landlord completes all of Landlord's Work and delivers possession of the Demised Premises to Tenant but in no event earlier than March 1, 1995.

        27. WAIVER OF TRIAL BY JURY. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action or proceeding brought by either of the parties hereto against the other in any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Demised Premises, and/or any claim of injury or damage, and any emergency statutory or any other statutory remedy. Should Landlord seek recourse to equity to enforce any of its rights under this Lease, Tenant agrees to waive any defense which it might otherwise have that Landlord has any adequate remedy at law. Tenant further agrees that it shall not interpose any counterclaim (except for compulsory counterclaims) or setoff in a summary proceeding or in any action based, in whole or in part, on nonpayment of basic rent or additional rent.

        28. LATE CHARGE. Anything in this Lease to the contrary notwithstanding, at Landlord's option, Tenant shall pay a "Late Charge" of seven (7%) percent of any installment of Basic Rent or Additional Rent paid more than five (5) days after the due date thereof, to cover the extra expense involved in handling delinquent payments. Tenant shall not be charged a Late Charge the first time Tenant is late during each twelve (12) month period during the Term commencing on the Lease Commencement Date until Tenant, as to such time in each twelve (12) month period, is given five (5) days' notice and an opportunity to cure said nonpayment within said notice period and fails to cure said nonpayment within said time.

        29. SECTION HEADINGS. The section headings in this Lease and position of its provisions are intended for convenience only and shall not be taken into consideration in any construction or interpretation of this Lease or any of its provisions.

        30. APPLICABILITY TO HEIRS AND ASSIGNS. The provisions of this Lease shall apply to, bind and inure to the benefit of Landlord and Tenant, and their respective heirs, successors, legal representatives and assigns. It is understood that the term "Landlord" as used in this Lease means only the owner, a mortgagee in possession or a term lessee of the Building, so that in the event of any sale of the Building or of any lease thereof, or if a mortgagee shall take possession of the Premises, Landlord named herein shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing thereafter, that the purchaser, the term lessee of the Building or the mortgagee in possession has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

        31. LANDLORD'S EXCULPATION. After the commencement of the Tenant's occupancy, the Landlord shall not be responsible for the loss of, or damage to, Tenant's property or that under its care, custody or control, or injury to Tenant occurring in or about the Demised Premises, or for any business interruption loss, for any reason whatsoever, to include but not be limited to: any existing or future condition, defect, matter or thing in the Demised Premises; the acts, omissions or negligence of other persons or tenants in and about the Demised Premises; theft or burglary from the Demised Premises; the negligence of Landlord, its agents, servants or invitees; and defects, errors or omissions in the construction or design of the Demised Premises and/or the Building including the structural and nonstructural portions thereof. Tenant covenants and agrees to make no claim for any such loss, damage or injury at any time.

        32. PERSONAL LIABILITY. Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Landlord, that there shall be absolutely no personal liability on the part of Landlord, its constituent members, to include but not be limited to officers, directors, partners and trustees, their respective successors, assigns or any mortgagee in possession (for the purposes of this Section, collectively referred to as "Landlord"), with respect to any of the terms, covenants and conditions of this Lease, and that Tenant shall look solely to the equity of Landlord in the Building for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord of any of the terms, covenants and conditions of this Lease to be performed by Landlord, such exculpation of liability to be absolute and without any exceptions whatsoever. A deficit capital account of any portion in Landlord shall not be deemed an asset or property of Landlord. The foregoing limitation of liability shall be noted in any judgment secured against Landlord and in the judgment index.

        33. NO OPTION. The submission of this Lease Agreement for examination does not constitute a reservation of, or option for, the Premises, and this Lease Agreement becomes effective as a

Lease Agreement only upon execution and delivery thereof by Landlord and Tenant.

        34. BROKER. Tenant and Landlord represent and warrant one to the other that Chaus Realty, Inc. is the sole broker with whom either party has negotiated in bringing about this Lease, and Tenant and Landlord agree to indemnify and hold each other and Landlord's mortgagee(s) harmless from any and all claims of other brokers and expenses in connection therewith arising out of or in connection with any conduct inconsistent with the representations tendered by one to the other herein. In no event shall Landlord's mortgagee(s) have any obligation to any broker involved in this transaction.

        35. SIGNAGE. No sign, advertisement or notice shall be affixed to or placed upon any part of the Premises by the Tenant, except in such manner, and of such size, design and color as shall be approved in advance in writing by the Landlord, which approval the Landlord shall not unreasonably withhold, provided: (i) that Tenant comply with all applicable governmental ordinances and regulations and receives all necessary governmental approvals required for erection and maintenance of the sign and (ii) no later than the last day of the Term, Tenant shall, at Tenant's expense, remove the sign and repair all injury done by or in connection with the installation or removal of the sign.

        36. EARLY ENTRY. Tenant shall be permitted to enter and occupy Unit E of the Demised Premises upon execution of this Lease by both parties, payment by Tenant of the first month's Monthly Basic Rent as provided for in
Section 3 and issuance of a Certificate of Occupancy until February 28, 1995 without being obligated to pay Term Basic Rent as provided in Section 3. Notwithstanding the foregoing, Tenant shall nevertheless be obligated to fulfill all of its other obligations required by this Lease during the aforedescribed period including by way of example but not of limitation, those requirements described in Section 14.

        37. CASUALTY. If the Demised Premises or the Building is damaged or destroyed by fire, explosion, the elements or otherwise during the Term so as to render the Demised Premises wholly untenantable or unfit for occupancy, or should the Demised Premises be so badly injured that the same cannot be repaired within 180 days from the happening of such injury, then, and in such case, the Term hereby created shall, at the option of either the Landlord or the Tenant, terminate upon the giving of a notice of termination. If a notice of termination is given, the Term of this Lease shall terminate effective as of the date of such damage or destruction, and the Tenant shall immediately surrender the Demised Premises and all the Tenant's interest therein to the Landlord, and pay Term Basic Rent and Additional Rent to the time of such damage or destruction, and the Landlord may re-enter and repossess the Demised Premises discharged from this Lease and may remove all parties therefrom.

                Should the Demised Premises be rendered untenantable and unfit for occupancy, but yet be repairable within 180 days from the happening of said injury, the Landlord will, provided the mortgagee makes the proceeds of any casualty insurance required to be carried pursuant to this Lease available to the Landlord to restore and further provided that the insurance proceeds so received are adequate to restore the Building and the Demised Premises, enter and repair the same with reasonable speed, and the Term Basic Rent and Additional Rent shall abate to the extent of rent insurance received by the Landlord until the earlier of (i) such time as the Landlord makes such repairs so as to render the demised Premises once again usable by the Tenant for the purposes under this Lease or (ii) the cessation of Landlord's receipt of rent insurance.

                If the Demised Premises shall be so slightly injured as not to be rendered untenantable and unfit for occupancy, the Landlord shall repair the same with reasonable promptness and the Term Basic Rent and Additional Rent accrued and accruing shall not cease or terminate. The Tenant shall immediately notify the Landlord in case of fire or other damage to the Demised Premises.

        38. CONDEMNATION. If, during the Term, (i) twenty-five (25%) percent or more of the area of the Demised Premises shall be taken under any power of eminent domain or condemnation or (ii) Tenant's ingress and egress to the Demised Premises is permanently terminated then, at the option of the Tenant, to be exercised in writing within thirty (30) days of the taking of title thereto, this Lease shall expire within thirty (30) days of the date of such notice and the Term Basic Rent and any Additional Rent herein reserved shall be apportioned as of said date. However, if the Tenant does not exercise the aforementioned option, or if the taking does not deprive the Tenant of at least twenty-five (25%) percent of the area of the Demised Premises, or permanently deprive Tenant of ingress and egress to the Demised Premises this Lease shall not expire but the Term Basic Rent and Additional Rent shall be equitably apportioned. If the Landlord and the Tenant fail to agree upon an equitable apportionment, the Term Basic Rent and Additional Rent for the Building, after such taking, shall be determined in accordance with the Commercial Rules of the American Arbitration Association, and the arbitrator shall be empowered to assess the costs and expenses of the proceedings as part of the determination. Pending such determination the Tenant shall pay, on account of the Term Basic Rent and Additional Rent, such proportion of the Term Basic Rent and Additional Rent reserved in this Lease as the total area of the Building after the taking bears to the total area of the Building before the taking, subject to adjustment in accordance with the arbitrator's award. No part of any award shall belong to the Tenant except that nothing contained herein is intended to affect or limit the Tenant's claim for fixtures or other improvements owned by Tenant provided the same does not diminish the Landlord's award. It is expressly understood and agreed that the provisions of this
Section 38 shall not be applicable to any condemnation or taking for governmental occupancy for a limited period of time.

        39. CANCELLATION. Notwithstanding anything contained in this Lease herein to the contrary, if Landlord shall not have delivered possession of the Demised Premises to Tenant on or before the ninetieth (90th) day following the date of this Lease and provided the reason therefor has not been as a result of Tenant's acts or omissions, then, and in such event, Tenant may cancel this Lease upon thirty (30) days' notice to Landlord, which notice may be given on or after the sixtieth (60th) day following the date of this Lease, and unless Landlord delivers possession of the Demised Premises within the aforesaid thirty (30) days, this Lease shall terminate upon the expiration of said thirty
(30) day period and the parties shall be released herefrom.

        IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

                                        BONANNO REAL ESTATE GROUP II, L.P.,
                                        Landlord


                                        BY:     J. QUENTIN BONANNO, JR.
                                           ---------------------------------
                                                J. QUENTIN BONANNO, JR.,
                                                General Partner

                                        PARFUMS PARQUET, INC., Tenant


                                        BY:     RONALD D. BOWEN
                                           ---------------------------------
                                                RONALD D. BOWEN
                                                Gap. V.P.-Manufacturing

                         [DIAGRAM OF DEMISED PREMISES]




                                  EXHIBIT "A"

                                   EXHIBIT B


        COMMENCING at the corner formed by the intersection of the southerly line of Ray Avenue and the westerly line of Grand Avenue ?? said streets are shown upon a certain map entitled "Map of ??ersamere, in the Boroughs of Ridgefield and Palisades Park, Bergen County, New Jersey," made by Alfred W. Williams, C.E., Hackenseck, New Jersey 1903 and filed in the Office of the Clerk of Bergen County, on April 21, 1903, as Map No. 835, and from said point running

        (1) south thirty degrees, six minutes west (S30 degrees 6'W) and along said westerly line of Grand Avenue one hundred twenty one and fifty four one-hundredths feet (121.54') to a point; thence

        (2) north forty six degrees, three minutes, thirty seconds ??st
(N46 degrees 3' 33"W) six hundred eighty seven and twenty two one-hundredths feet (687.22') to the easterly line of Railroad Avenue ?? said Railroad Avenue is shown upon the aforesaid Map of ??rsemere; thence

        (3) north twenty four degrees, fifty nine minutes, east (24 degrees 59'E) and along said easterly line of Railroad Avenue one hundred seventy-seven and sixty four one-hundredths feet (177.64') ?? the northerly line of lands conveyed by the Mayor and Council ?? the Borough of Ridgefield to Thomas
P. Bonanno, et al., by Deed granted December 21, 1948, recorded in the Office of the Clerk of ??rgen County in Book 2928 of Deeds, page 459: thence

        (4) south forty six degrees, three minutes, thirty seconds east
(S46 degrees 3' 30"E) and along said northerly line of property conveyed to Thomas P. Bonanno et al., as aforesaid, five hundred six and twenty two one-hundredths feet (506.22') to the point of intersection of said northerly line of property so conveyed to Thomas P. Bonanno, et al., as aforesaid, with the westerly line of ?? Avenue, as the same now exists after its vacation by ordinance adopted by the Mayor and Council of the Borough of Ridgefield on October 19, 1948; thence

        (5) south forty three degrees, fifty six minutes, thirty seconds west (S43 degrees 56' 30"W) and along said westerly line of Ray Avenue as it now exists, a distance of fifty feet (50') to its intersection with the southerly line of Ray Avenue as the same now exists after its vacation as aforesaid; thence

        (6) south forty six degrees, three minutes, thirty seconds ?? (S45 degrees 3' 30"E) and along the aforesaid southerly line of Ray ?????

?? two hundred nine and sixty four one-hundredths feet ?? to the point or place of BEGINNING.

?? BEING shown on Tax Map of the Borough of Ridgefield as ??rly Lots 1 and 2 in Block 72, presently Lots 1 and 2 in Block

                                   EXHIBIT B
                                   ---------

                                    (Cont'd)

DESCRIPTION OF EASEMENT:
-----------------------

                TOGETHER with an easement for a right of way in, upon and over the most southerly fifty feet (50') of the premises immediately adjoining the above described premises on the north and hereinafter more particularly described for the use and purpose of a roadway for ingress and egress to and from Grand Avenue and/or Railroad Avenue to the property hereinabove described.

                TO HAVE AND TO HOLD the said easement and privileges to the party of the second part, its successors and assigns; subject, however, to the use of the premises described in said easement by others as a roadway, and the use, maintenance and operation of the existing railroad siding, constructed on the property covered by this easement. It being understood and agreed, however, that said easement shall ease and terminate when said strip of land fifty feet (50') wide becomes a public highway by act of the party of the first part or by act of law. Said easement being more particularly described as follows:

                ALL THAT CERTAIN lot, tract or parcel of land and premises, situate, lying and being in the Borough of Ridgefield, county of Bergen and State of New Jersey, which is more particularly bounded and described as follows:

                COMMENCING at a point in the westerly line of Grand Avenue, distant eight four and forty six one-hundredths feet (84.46') northerly from the corner formed by the intersection of the said westerly line of Grand Avenue with the northerly line of Virgil Avenue as said avenues are shown on the aforesaid "Map of Horsemere"; and running thence (1) north forty six degrees, three minutes, thirty seconds west (N46 degrees 03'30"W) and along the northerly boundary line of the premises hereinabove described six hundred eighty seven and twenty two one-hundredths feet (687,22') to the easterly line of Railroad Avenue; thence (2) north twenty-four degrees, fifty nine minutes, east
(N24 degrees 59'E) along the easterly line of Railroad Avenue to a point therein which is intersected by a line drawn parallel to and distant fifty feet (50') northerly, measured at right angles, from the first course herein; thence (3) south forty six degrees, three minutes, thirty seconds, east (S46 degrees 03'30"E) and along a line parallel with the first mentioned course and distant fifty feet (50') northerly therefrom, measured at right angles thereto, six hundred eighty seven and twenty one-hundredths feet (687.20'), more or less, to the westerly side of said Grand Avenue; thence (4) south thirty degrees, six minutes, west (S30 degrees 6'W) and along said westerly line of Grand Avenue fifty one and fifty one-hundredths feet (51.50') to the point or place of beginning.

                                   EXHIBIT C

                                LANDLORD'S WORK


 1.  Broom Clean warehouse floor.

 2.  Supply and install new glass and aluminum entrance on Ray Avenue elevation.

 3.  Create 8'x 8' framed opening between units C & E.

 4. Relocate light fixtures and add additional bulbs in Unit C proposed retail area.

 5. Supply and install ventilation system consisting of exhaust fan and motorized louver, in Unit C proposed retail area.

 6.  Create ramp at the new Ray Ave. entrance.

 7.  Install additional light fixtures in the south end of the warehouse.

 8.  Revamp existing ductwork for toilets in Units C & E, and Unit C corridor.

 9.  Cover existing louvers with sheet metal in Unit C roof monitor.

10. Supply and install two 3'0" x 7'0" Hollow metal doors between unit C proposed retail area and warehouse.

                                   EXHIBIT D



                                   [DIAGRAM]